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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                              BOI.com Holding, Inc.

                               A Stock Corporation

      I, the undersigned, for the purpose of incorporating and organizing a Corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:

                                    ARTICLE I

      The name of the corporation is BOI.com Holding, Inc.

                                   ARTICLE II

      The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

      The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

      The total number of shares of stock of all classes which the corporation shall have authority to issue is 11,000,000, consisting of 10,000,000 shares of Common Stock having a par value of $.01 per share, and 1,000,000 shares of Preferred Stock having a par value of $.01 per share.

      The Preferred Stock may be issued in one or more series as may be determined from time to time by the Board of Directors. The Preferred Stock of each such series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed by the Board of Directors in the resolution or resolutions providing for the issue of such series of Preferred Stock pursuant to the authority to do so which is hereby expressly vested in the Board of Directors.

      Except as otherwise provided in any resolution or resolutions of the Board of Directors providing for the issue of any particular series of Preferred Stock, the number of shares of stock of any such series so set forth in such resolution or resolutions may be

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increased or decreased (but not below the number of shares of such series then outstanding) by a resolution or resolutions likewise adopted by the Board of Directors. No approval by class or series vote or otherwise of the holders of the Preferred Stock or any series thereof shall be required for the issue by the Board of Directors of any other series of Preferred Stock, whether or not in any respect senior to or on a parity with any such outstanding series, provided, however, that the Board of Directors may condition the issue of such additional series of Preferred Stock on the approval, by such proportion as the Board of Directors may specify, of any such outstanding series.

      Except as otherwise provided in any resolution or resolutions of the Board of Directors providing for the issue of any particular series of Preferred Stock, Preferred Stock redeemed or otherwise acquired by the corporation shall assume the status of authorized but unissued Preferred Stock and shall be unclassified as to series and may thereafter, subject to the provisions of this
Article IV and to any restrictions contained in any resolution or resolutions of the Board of Directors providing for the issue of any such series of Preferred Stock, be reissued in the same manner as other authorized by unissued Preferred Stock.

      Shares of Common Stock and, subject to the provisions of this Article IV, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors determines on such terms and for such consideration as may be fixed by the Board of Directors.

      Subject to the provisions of law and the preferences of the Preferred Stock, dividends may be paid on the Common Stock at such time and in such amounts as the Board of Directors may deem advisable.

      The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the corporation entitled to a vote thereon.

      Except as otherwise specifically required by law or as specifically provided in any resolution or resolutions of the Board of Directors providing for the issue of any particular series of Preferred Stock, the exclusive voting power of the corporation shall be vested in the Common Stock of the corporation. Each share of Common Stock shall entitle the holder thereof to one vote at all meetings of the stockholders of the corporation.

                                    ARTICLE V

      In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, amend or repeal the Bylaws of the corporation. Any bylaw made by the Board of Directors under the powers conferred hereby may be amended or repealed by the Board of Directors (except as specified in any such bylaw so made or amended) or by the stockholders in the manner provided in the Bylaws. Notwithstanding the foregoing and anything contained

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in this Certificate of Incorporation to the contrary, Sections 1, 2 and 4 of
Article II of the Bylaws, Sections 2, 3 and 4 of Article III of the Bylaws and
Article X of the Bylaws may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least 75% of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

                                   ARTICLE VI

      All power of the corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

      For the management of the business and for the conduct of the affairs of the corporation, and in further creation, definition, limitation and regulation of the power of the corporation and of its directors and of its stockholders, it is further provided:

            A. Election of Directors. Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

            B. Number, Election and Term of Directors. Except as otherwise fixed pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the corporation shall be fixed from time to time by or pursuant to the Bylaws. The directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2000, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2001, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2002, with members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

            C. Stockholder Nomination of a Director. Advance notice of nominations for the election of directors, other than by the Board of Directors or a Committee thereof, shall be given in the manner provided by the Bylaws.

            D. Newly Created Directorships and Vacancies. Subject to the rights, if any, of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors

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      under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, by a sole remaining director, or, if there is no remaining director, by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor has been elected and qualified. No decrease in the number of directors constituting the Board of Directors may shorten the term of any incumbent director.

            E. Removal. Subject to the rights, if any, of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation in respect of the election of additional directors under specified circumstances, any director may be removed from office by the stockholders only for cause and only in the manner provided in this Article VI. At any annual meeting or special meeting of the stockholders, the notice of which states that the removal or a director or directors is among the purposes of the meeting, the affirmative vote of the holders of at least 75% of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, may remove such director or directors for cause.

            F. Amendment, Repeal, etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article VI or any provision hereof.

            G. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, if at any time the requirements of subdivision (b) of Section 2115 of the General Corporation Law of the State of California ("CGCL") shall become applicable to the corporation,
      (i) the term of office of each director, regardless of his or her class, shall expire at the annual meeting of stockholders of the corporation held in the first income year as to which Section 2115 of the CGCL is applicable and all directors shall be elected at each annual meeting of stockholders, (ii) the stockholders of the corporation may remove any or all of the directors of the corporation in accordance with Section 303 of the CGCL, and (iii) every stockholder of the corporation complying with subdivision (b) of Section 708 of the CGCL and entitled to vote for the election of directors at any annual meeting of stockholders may cumulate his or her votes in accordance with subdivision (a) of said Section 708 and the candidates receiving the highest number of affirmative votes up to the number of directors to be elected shall be elected at such annual meeting of stockholders; provided, however, that clauses (i) through (iii) above shall in each instance be subject to the rights, if any, of the holders of any class or series of stock having a preference over the Common

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      Stock as to dividends or upon liquidation to elect, remove or vote for additional directors of the corporation.

            If, after Section 2115 of the CGCL has become applicable to the corporation, it is determined by the corporation that said Section 2115 no longer applies to the corporation for whatever reason, the effectiveness of the provisions of the next preceding paragraph shall be suspended, the Board of Directors shall classify the then existing directors into three classes, and the first class of such directors shall hold office initially for a term expiring at the annual meeting of stockholders in the first income year as to which said Section 2115 is not applicable to the corporation.

                                   ARTICLE VII

      The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, to the extent and in the manner now or hereafter prescribed by the laws of the State of Delaware, and additional provisions authorized by such laws as are then in force may be added hereto. All rights conferred upon the directors, officers and stockholders of the corporation herein or in any amendment hereof are granted subject to this reservation.

                                  ARTICLE VIII

      To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article VIII shall not adversely affect any right or protection of a director of the corporation in respect of any breach of fiduciary duty occurring in whole or in part prior to such amendment or repeat.

                                   ARTICLE IX

      Each person who is or was a director or officer of the corporation, and each such director or officer who is or was serving at the request of the Board of Directors or an officer of the corporation as an employee or agent of the corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether for profit or not for profit (including the heirs, executors, administrators or estate of such person), shall be indemnified by the corporation to the full extent permitted by the General Corporation Law of Delaware or any other applicable law as currently or hereafter in effect. The right of indemnification provided in this Article IX shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, including without limitation pursuant to any contract approved by the Board of Directors (whether or not the directors approving such contract are or are to be parties to such contract or similar contracts). Without limiting the generality or the effect of the foregoing, the corporation may adopt Bylaws, or enter into one or more agreements with any person, which provide for indemnification greater

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or otherwise different than that provided in this Article IX or the General
Corporation Law of Delaware, and any such agreement approved by the Board of Directors shall be a valid and binding obligation of the corporation regardless of whether one or more members of the Board of Directors, or all members of the Board of Directors, are parties thereto or to similar agreements. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article IX shall not adversely affect any right or protection existing hereunder, or arising out of events occurring or circumstances existing, in whole or in part, prior to such amendment, repeal or adoption and no such amendment, repeal or adoption, shall affect the legality, validity or enforceability of any contract entered into or right granted prior to the effective date of such amendment, repeal or adoption.

                                    ARTICLE X

      No action required to be taken, or which may be taken, at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

      Special meetings of stockholders of the corporation may be called only by
(i) the Chairman of the Board of the corporation, (ii) the President of the corporation, or (iii) the Secretary of the corporation within 10 calendar days after receipt of the written request of a majority of the total number of directors then in office.

      At any annual meeting or special meeting of stockholders of the corporation, only such business shall be conducted or considered as bas been brought before such meeting in the manner provided in the Bylaws.

      Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 75% of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article X or any provision hereof.

      IN WITNESS WHEREOF, I, the undersigned, being the incorporator referenced above, do hereby execute this Certificate of Incorporation this 2nd day of July, 1999.

                                      /s/ Alan Jacobs
                                      ------------------------------------------
                                      Alan Jacobs
                                      Heller Ehrman White & McAuliffe
                                      4250 Executive Square
                                      7(th) Floor
                                      La Jolla, CA  92037-9103